UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

CKX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AMENDMENT NO. 1 ON FORM 8-K/A

CKX, INC.

June 26, 2006

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K, dated April 10, 2006 (the “Original Form 8-K”), of CKX, Inc., a Delaware corporation (the “Company”), filed with the U.S. Securities and Exchange Commission on April 11, 2006 in connection with the Company’s acquisition of an 80% interest in the name, image, likeness and all other rights of publicity of Muhammad Ali, certain trademarks owned by Mr. Ali and his affiliates and the rights to all existing Ali license agreements (the “Ali Business”). Defined terms used but not defined herein shall have the meaning ascribed to them in the Original Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

The Company’s independent registered public accounting firm, Deloitte & Touche LLP, has completed an audit of the Ali Business for the past three fiscal years and, based on the results of the significant subsidiary test performed by the Company in accordance with Rule 1-02(w) of Regulation S-X, the Company has determined, and Deloitte & Touche LLP has concurred, that no financial information is required to be filed under Rule 3-05 of Regulation S-X with respect to the acquisition of the Ali Business. The audited financial statements establish that the Ali Business’ historical annual gross revenue over the past three years has ranged from approximately $4 Million to $6 Million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

By:	/s/ Thomas P. Benson
Name: Thomas P. Benson
Title: Chief Financial Officer

DATE: June 26, 2006